UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

THE CORETEC GROUP INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Jackson Plaza, STE 460, Ann Arbor, MI 48103

(Address of Principal Executive Offices) (Zip Code)

(866) 916-0833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2026, The Coretec Group, Inc. (the “Company”) received the resignation of Birge Watkins from his positions as Vice Chairman and Director of the Company, effective as of April 10, 2026. The Company subsequently received the resignations of (i) Elbert Michael Ussery from his positions as Chairman and Director, and (ii) Robert McCollar from his position as Director of the Company, each effective as of April 13, 2026.

Each of Mr. Watkins, Mr. Ussery, and Mr. McCollar indicated that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Copies of the resignation letters of Mr. Watkins, Mr. Ussery, and Mr. McCollar are filed as Exhibit 17.1, Exhibit 17.2, and Exhibit 17.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of Birge Watkins, dated April 10, 2026
17.2	Resignation Letter of Elbert Michael Ussery, dated April 13, 2026
17.3	Resignation Letter of Robert McCollar, dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORETEC GROUP, INC.

By:	/s/ Roberto Hoseok Kim
Name:	Roberto Hoseok Kim
Title:	Chief Financial Officer
Date:	April 14, 2026